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                                                                     EXHIBIT 5.1

                              TROUTMAN SANDERS LLP
                                ATTORNEYS AT LAW
                         A LIMITED LIABILITY PARTNERSHIP


                              BANK OF AMERICA PLAZA
                     600 PEACHTREE STREET, N.E. - SUITE 5200
                           ATLANTA, GEORGIA 30308-2216
                             www.troutmansanders.com
                             TELEPHONE: 404-885-3000
                             FACSIMILE: 404-885-3900

                               February 22, 2005

Matria Healthcare, Inc.
1850 Parkway Place
Marietta, GA  30067

    Re: Registration Statement on Form S-3, as amended (Registration Statement 333-116200) relating to $86,250,000 aggregate principal amount of 4.875% Convertible Senior Subordinated Notes due 2024 (the "Registration Statement")

Ladies and Gentlemen:

         We have acted as counsel to Matria Healthcare, Inc., formerly Matria Holding Company, Inc., a Delaware corporation (the "Company"), in connection with the filing by the Company of Post-Effective Amendment No. 3 (the "Amendment") to the above-referenced registration statement on Form S-3 filed by Matria Healthcare, Inc. (the "Predecessor Registrant") with the Securities and Exchange Commission (the "Commission") on June 4, 2004 and as amended on September 1, 2004 and November 19, 2004. The Amendment reflects the adoption by the Company of such Registration Statement with respect to $86,250,000 aggregate principal amount of the Company's 4.875% Convertible Senior Subordinated Notes due 2024 (the "Notes"), 4,387,792 shares of the common stock of the Company, par value $0.01 (the "Common Stock") issuable upon conversion of the Notes (the "Conversion Shares") and up to 675,595 shares of Common Stock the Company may issue as a "make-whole" interest payment upon redemption of the notes under certain circumstances (the "Make-Whole Shares"). The number of Conversion Shares and Make-Whole Shares have been adjusted to reflect the February 4, 2005 three-for-two stock split effected as a stock dividend. The Notes are governed by an indenture dated as of May 5, 2004 between the Predecessor Registrant and Wells Fargo Bank, N.A., as Trustee (the "Indenture").

         In connection with the merger (the "Merger") of Matria MergerSub, Inc. with and into the Predecessor Registrant, effectuated in accordance with 251(g) of the Delaware General Corporation Law, by Supplemental Indenture dated December 31, 2005 (the "Supplemental Indenture") the Company assumed all of the Predecessor Registrant's obligations under the Indenture and the Predecessor Registrant became a guarantor under the Notes. The Notes are also guaranteed by the Company's wholly-owned subsidiaries Quality Oncology, Inc. and Facet Technologies, LLC (together with the Predecessor Registrant, the "Subsidiary Guarantors").

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         This opinion is limited by, and is in accordance with, the January 1,
1992 edition of the Interpretive Standards applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia (the "Interpretive Standards") which Interpretive Standards (whether or not expressly set forth herein) are incorporated in this opinion by this reference.

         In connection with this opinion, we have examined the Registration Statement and the Amendment, including the related Prospectus, the Indenture, including the form of Note attached thereto, and the Supplemental Indenture. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied, without independent investigation, upon statements and representations of officers and representatives of the Company and the Trustee and of public officials.

         In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the due authorization of all documents and agreements by all parties thereto other than the Company, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. Further, we have assumed that the Indenture and the Supplemental Indenture are the valid and legally binding obligation of the Trustee and that the Notes have been duly authenticated by the Trustee.

         Based upon the foregoing, and subject to the qualifications, limitations, exceptions and assumptions stated herein, we are of the opinion that:

1. If, notwithstanding the choice of New York law provision contained in the Notes and the Subsidiary Guarantees related thereto, in Section 13.09 of the Indenture and in Section 2.6 of the Supplemental Indenture (as to which we express no opinion regarding its enforceability), the Notes, the Subsidiary Guarantees, the Indenture and the Supplemental Indenture were to be construed under the laws of the State of Georgia (other than the choice of law provisions thereof), the Notes and the Subsidiary Guarantees related thereto would constitute valid and legally binding obligations of the Company and each of the Subsidiary Guarantors, respectively, enforceable against the Company and each of the Subsidiary Guarantors, respectively, in accordance with their terms.

         2. The Conversion Shares into which the Notes are initially convertible have been duly authorized and reserved for issuance by the Company upon conversion of the Notes and, when issued in accordance with the terms of the Indenture, as amended by the Supplemental Indenture, and the Notes, will be validly issued, fully paid and non-assessable.

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         3.       The Make-Whole Shares have been duly authorized and reserved for issuance by the Company and if issued in accordance with the terms of the Indenture, as amended by the Supplemental Indenture, and the Notes, will be validly issued, fully paid and non-assessable.

         Our opinion set forth above in subparagraph 1 is subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally,
(ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) any implied covenant of good faith and fair dealing.

         The opinions expressed herein are limited to the federal laws of the United States of America, the laws of the State of Georgia and the General Corporation Law of the State of Delaware and we express no opinion as to the effect of the laws of any other jurisdiction or as to the securities laws of any state (including, without limitation, Georgia), municipal law or the laws of any local agencies within any state (including, without limitation, Georgia). This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

         This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This opinion may not be furnished to or relied upon by any person or entity for any purpose without our prior written consent.

         We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                            Very truly yours,


                                            TROUTMAN SANDERS LLP